Exhibit 99.2

Talison Row at Daniel Island, South Carolina

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

Q4 & Full Year 2020

NYSE: IRT

WWW.IRTLIVING.COM

TABLE OF CONTENTS

Company Information	3

Forward-Looking Statements	4

Earnings Release Text	5

Financial & Operating Highlights	12

Balance Sheets	13

Statements of Operations, FFO & CORE FFO
Trailing Five Quarters	14
Three and Twelve Months Ended December 31, 2020 and 2019	15

Adjusted EBITDA Reconciliations and Coverage Ratio
Trailing Five Quarters	16
Three and Twelve Months Ended December 31, 2020 and 2019	16

Same-Store Portfolio Net Operating Income
Trailing Five Quarters	17
Three and Twelve Months Ended December 31, 2020 and 2019	18

Net Operating Income Bridge	19

Same-Store Portfolio Net Operating Income by Market
Three Months Ended December 31, 2020 and 2019	20
Twelve Months Ended December 31, 2020 and 2019	21

Total Portfolio NOI Exposure by Market	22

Value Add Summary	23

Capital Recycling Activity	24

Debt Summary	25

Debt Covenant & Unencumbered Asset Statistics	26

Definitions	27

Independence Realty Trust

December 31, 2020

Company Information:

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Financial Communications & Capital Markets
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Independence Realty Trust Announces Fourth Quarter and Full Year 2020 Financial Results

Introduces Full Year 2021 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 10, 2021 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2020 financial results.

Fourth Quarter Highlights

•

Net income available to common shares of $13.3 million for the quarter ended December 31, 2020 compared to $23.8 million for the quarter ended December 31, 2019. Earnings per diluted share of $0.14 for the quarter ended December 31, 2020 compared to $0.26 for the quarter ended December 31, 2019. The quarter ended December 31, 2020 included $9.4 million of gains on sale of real estate assets, net, whereas the quarter ended December 31, 2019 included $20.7 million of gains on sale of real estate assets, net.

•	Same store net operating income (“NOI”) growth of 4.4% for the quarter ended December 31, 2020 compared to the quarter ended December 31, 2019.

•

Core Funds from Operations (“CFFO”) of $20.8 million for the quarter ended December 31, 2020 compared to $18.6 million for the quarter ended December 31, 2019. CFFO per share was $0.22 for the fourth quarter of 2020, as compared to $0.20 for the fourth quarter of 2019.

•	Adjusted EBITDA of $28.5 million for the quarter ended December 31, 2020 compared to $27.4 million for the quarter ended December 31, 2019.

•	Collected 98.7% of rents billed during the quarter ended December 31, 2020.

Full Year Highlights

•

Since the inception of our value add program in January 2018 through December 31, 2020, IRT has completed renovations at 3,719 units, achieving a weighted average return on investment of 18.3% on interior renovations and 15.9% on total renovation costs.

•

Net income available to common shares of $14.8 million for the year ended December 31, 2020 compared to $45.9 million for the year ended December 31, 2019. Earnings per diluted share of $0.16 for the year ended December 31, 2020 compared to $0.51 for the year ended December 31, 2019. The year ended December 31, 2020 included $7.6 million of gains on sale of real estate assets, net, whereas the year ended December 31, 2019 included $35.2 million of gains on sale of real estate assets, net.

•	Same store net operating income (“NOI”) growth of 3.1% for the year ended December 31, 2020 compared to the year ended December 31, 2019.

•

Core Funds from Operations (“CFFO”) of $75.9 million for the year ended December 31, 2020 compared to $68.5 million for the year ended December 31, 2019. CFFO per share was $0.80 for the full year 2020, as compared to $0.76 for the full year 2019.

•	Adjusted EBITDA of $105.3 million for the year ended December 31, 2020 compared to $103.2 million for the year ended December 31, 2019.

•	Collected 99.3% of rents billed during the year ended December 31, 2020.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“Throughout 2020, the IRT team remained steadfast in our response to the unexpected challenges brought on by the global pandemic. We focused on maintaining occupancy and strengthening our balance sheet while providing payment flexibility to our financially impacted residents. This response supported our ability to deliver strong fourth quarter and full year results,” said Scott Schaeffer, Chairman and CEO of IRT. “We increased same store NOI by 4.4% in the fourth quarter and 3.1% for the full year, led by improvements in both average occupancy rates and rental income. We made advancements in our value add and capital recycling programs, including adding to our portfolio of multifamily communities in non-gateway markets that have yielded favorable business performance throughout various cycles.”

“Based on the successful execution of our key priorities in 2020 to support our residents and employees, maintain occupancy and drive leasing traffic while maintaining ample liquidity, IRT is well-positioned to further grow and strengthen our business for near and long-term success. In 2021, we will continue to focus our efforts on increasing our return on investment at existing properties, assessing investments in new properties that fit our criteria, and rotating capital out of non-core markets with limited growth potential. Our strong balance sheet with $186 million in total liquidity and reduced debt levels at year-end will support our growth strategy, as we continue to deliver value to our stakeholders.”

Same Store Property Operating Results

	Fourth Quarter 2020 Compared to Fourth Quarter 2019(1)	Full Year 2020 Compared to Full Year 2019 (1)
Rental and other property revenue	5.4% increase	3.6% increase
Property operating expenses	7.3% increase	4.5% increase
Net operating income (“NOI”)	4.4% increase	3.1% increase
Portfolio average occupancy	250 bps increase to 94.9%	30 bps increase to 93.7%
Portfolio average rental rate	2.6% increase to $1,117	3.4% increase to $1,105
NOI Margin	70 bps decrease to 62.3%	30 bps decrease to 60.8%

(1)	Same store portfolio for the three and twelve months ended December 31, 2020 includes 51 properties, which represent 14,189 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 16 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three and twelve months ended December 31, 2020.

	Fourth Quarter 2020 Compared to Fourth Quarter 2019(1)	Full Year 2020 Compared to Full Year 2019 (1)
Rental and other property revenue	3.3% increase	2.2% increase
Property operating expenses	6.4% increase	3.0% increase
Net operating income (“NOI”)	1.5% increase	1.8% increase
Portfolio average occupancy	160 bps increase to 95.4%	Unchanged at 94.7%
Portfolio average rental rate	1.2% increase to $1,092	2.1% increase to $1,086
NOI Margin	110 bps decrease to 62.5%	30 bps decrease to 61.0%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2020 includes 35 properties, which represent 9,121 units.

COVID-19 Metrics (1)(2)

Rent collections	4Q 2020	4Q 2019	3Q 2020
Rent collected for the period presented, as a percentage of rent billed	98.6%	99.1%	99.4%

Deferred payment plans: (3)
Number of deferred payment plans	13	-	3
Amount of monthly rent deferred for period presented	$61	-	$55

Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.1%	0.0%	0.1%

Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	98.7%	99.1%	99.5%

(1)	Dollar amounts in thousands. All metrics presented are for our total portfolio in the period presented.
(2)	All metrics are based on our internal data, which management uses to monitor property performance on a daily or weekly basis.
(3)

Deferred payment plans allow residents to defer a portion of their monthly rent for one or more months or to repay over time past-due rent which was unpaid due to a COVID-related financial hardship. Residents must provide evidence of hardship and commit to a full 12-month lease term, which allows deferred payments to be repaid over a longer remaining lease term. As of December 31, 2020, there were 229 active deferred payment plans with an aggregate of $175,000 of deferred rent outstanding.

As a result of the COVID-19 pandemic, we recorded a provision for bad debts of $124,000 and $927,000 for during the fourth quarter and full year of 2020, respectively. The table below presents additional details on the components of bad debt:

Components of Bad Debt (1)	4Q 2020		4Q 2019		3Q 2020
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Charge-offs, net	$289	0.5%	$323	0.6%	$260	0.5%
Provision for bad debt	124	0.3%	-	-	$80	0.1%
Net bad debt	$413	0.8%	$323	0.6%	$340	0.6%

(1)

Dollar amounts are in thousands and percentages are as a percentage of total rental and other property income. Bad debt is recorded as a reduction to rental and other property revenue in our consolidated statements of operations.

Operating statistics	January 2021	January 2020	4Q 2020
Rent collected for the period presented, as a percentage of rent billed	96.9%	99.5%	98.6%
Amount of monthly rent deferred for the period presented, as a percentage of rent billed	0.0%	0.0%	0.1%
Combined rent collected and rent subject to deferred payment plans, as a percentage of rent billed	96.9%	99.5%	98.7%
Total portfolio average occupancy	95.2%	92.3%	95.0%
Total portfolio average effective monthly rent per unit	$1,137	$1,089	$1,136
Resident retention rate	39.9%	43.5%	44.5%
Traffic (1)	10,862	12,343	27,185 (1)

(1)	Traffic represents instances of first contact with potential residents through email, phone call, office visit, etc. Traffic during 4Q 2020 was 8.0% lower than 4Q 2019.

Lease-Over-Lease Effective Rent Growth (1)

The table below depicts lease-over-lease effective rent growth for all new and renewal leases entered into during the respective periods for the 51-property same store portfolio.

Lease Type	4Q 2020	1Q 2021(2)
New Leases	4.5%	7.7%
Renewal Leases	1.6%	4.4%
Total	3.3%	5.4%

(1)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(2)	For new leases and renewals commencing during 1Q 2021 that were signed as of February 5, 2021.

Value Add Program

We completed renovations on 230 units and 1,004 units during the quarter ended and year ended December 31, 2020, respectively. From inception of our value add program in January 2018 through December 31, 2020, we completed renovations on 3,719 units, achieving a return on investment of 15.9% (18.3% on interior renovation costs) and an average monthly rental increase of 18.5%.

Capital Recycling

In fourth quarter 2020, we continued our capital recycling activity in support of our ongoing initiative to establish and grow our presence in markets where we see long-term growth opportunities and reevaluate those that may not be attractive long-term investments.

Completed Acquisitions:

•

Legacy at Jones Farms in Huntsville, AL: On December 1, 2020, we acquired this 421-unit property built in two phases in 2014 and 2019 for $94.0 million. This acquisition expanded our footprint in Huntsville from 178 units to 599 units, at an average rent per unit above that of our existing total portfolio effective monthly rent per unit.

Completed Dispositions:

•	Trails at Signal Mountain in Chattanooga, TN: On October 27, 2020, we sold this 172-unit property for $20.0 million and recognized a $6.2 million gain on sale in fourth quarter 2020.
•

Live Oak Trace in Baton Rouge, LA: On November 10, 2020, we sold this 264-unit property for $25.4 million and as a result, exited the Baton Rouge market. We recognized a $1.8 million impairment charge in third quarter 2020.

•

Lakeshore on the Hill in Chattanooga, TN: On November 23, 2020, we sold this 123-unit property for $14.3 million and recognized a $3.5 million gain on sale in fourth quarter 2020. As a result of this sale, we exited the
Chattanooga market.

Financial Flexibility – Total Liquidity and Debt Reduction

As of December 31, 2020, we had a total liquidity position of approximately $186 million, which includes unrestricted cash, additional capacity under our unsecured line of credit, and approximately $12.4 million of proceeds that we will receive upon settlement of a forward sale agreement covering 900,000 shares of common stock, as discussed below.

During the fourth quarter, we issued the remaining 6,944,000 shares of common stock and received the remaining $98.9 million of proceeds from our February 24, 2020 forward equity sale. We used the proceeds to partially fund our Huntsville, AL acquisition and pay down debt. As of December 31, 2020, our pro forma net debt to Adjusted EBITDA was 8.2x, down from 9.1x and 8.9x on a quarter-over-quarter and year-over-basis, respectively. We remain focused on reducing leverage and achieving our mid-term net debt to adjusted EBITDA target of mid-7’s.

At-the-Market Offering

On November 13, 2020, we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell shares of our common stock having an aggregate offering price of up to $150 million (the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at the market” offerings. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of shares of our common stock on a forward basis.  On November 13, 2020, we entered into a forward sale transaction under the ATM Program for the forward sale of 900,000 shares of our common stock. We expect to physically settle the forward sale transaction by the maturity date (December 15, 2021) of the forward sale transaction. Assuming the forward sale transaction is physically settled in full utilizing the initial forward sale price of $14.00 per share, net of sales commissions, we expect to receive net proceeds of approximately $12.4 million, subject to adjustment in accordance with the forward sale transaction.

Capital Expenditures

For the three months ended December 31, 2020, recurring capital expenditures for the total portfolio were $2.0 million, or $124 per unit. For the year ended December 30, 2020, recurring capital expenditures for the total portfolio were $6.5 million, or $413 per unit.

Distributions

On December 14, 2020, our Board of Directors declared a quarterly cash dividend of $0.12 per share of our common stock, which was paid on January 22, 2021 to stockholders of record at the close of business on December 30, 2020.

Board Appointment

On January 5, 2021, we announced the appointment of Lisa Washington as an independent director to our Board of Directors, increasing the size of the Board from six to seven directors. Ms. Washington has more than 25 years of experience in corporate governance and public company compliance and brings to IRT her expertise as an accomplished legal executive and corporate officer. The appointment represents our ongoing commitment to Board refreshment and diversity.

2021 EPS and CFFO Guidance

Based on increasing clarity surrounding business, industry and broader economic conditions, we are introducing 2021 full year guidance. EPS per diluted share is projected to be in the range of $0.04 to $0.08. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2021 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.04	$0.08
Adjustments:
Depreciation and amortization	0.67	0.67
Stock compensation expense	0.06	0.06
Amortization of deferred financing costs	0.01	0.01
CFFO per share allocated to common shareholders	$0.78	$0.82

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2021 EPS and CFFO per share could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 102.6 million weighted average shares and units outstanding. See 2021 guidance assumptions for additional information.

2021 Guidance Assumptions

Our key assumptions for 2021 guidance are enumerated below. Our per share guidance above is based on the assumption of 102.6 million common shares, which is an increase of 8.2 million shares over our 2020 weighted average share count. This increase is a result of the shares issued during 2020, from the February 2020 forward equity raise, where the proceeds were used to fund our Huntsville acquisition in December 2020 with the remaining used to reduce outstanding indebtedness. Our 2021 guidance assumes we do not engage in acquisitions, related borrowings or dispositions.

Same Store Communities	2021 Outlook (1)
Number of properties/units	54 properties / 14,955 units
Property revenue growth	2.75% to 4.25%
Controllable property operating expense growth	2.0% to 3.0%
Real estate tax and insurance expense increase	7.0% to 9.0%
Total real estate operating expense growth	4% to 5.25%
Property NOI growth	1.5% to 3.5%

Corporate Expenses (excluding stock compensation) (2)
General and administrative expenses	$10.5 to $11.0 million
Property management expenses	$8.0 to $8.5 million

Interest expense (excluding amortization of deferred financing costs) (3)	$32.5 to $33.5 million

Transaction/Investment Volume (4)
Acquisition volume	None assumed

Disposition volume	None assumed

Capital Expenditures
Recurring	$7.0 to $8.0 million
Value add & non-recurring	$28.5 to $32.5 million

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.

(2)

Corporate expenses including stock compensation expense are forecasted to be as follows: General and administrative expenses - $15.5 to $17.0 million and Property management expenses - $8.5 to $9.2 million. See discussion below regarding a change to our computation of CFFO.

(3)	Interest expense including deferred financing costs is forecasted to be $34.0 to $35.5 million. See discussion below regarding a change to our computation of CFFO.
(4)

We continue to evaluate our portfolio for capital recycling opportunities. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Beginning in the first quarter of 2021, we expect to change our definition of CFFO such that we will no longer exclude stock compensation expense or amortization of deferred financing costs from our computation of CFFO. When we adopt this change, we will present all historical results and 2021 guidance in accordance with the new definition. We expect stock compensation expense and amortization of deferred financing costs to total approximately $7.9 million in 2021 broken down by quarter as follows: $3.0 million, $1.9 million, $1.5 million, and $1.5 million in Q1, Q2, Q3, and Q4 2021, respectively.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 11, 2021 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.833.789.1330. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 18, 2021 by dialing 1.800.585.8367, access code 9394295.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Dallas, Louisville, Memphis, Raleigh and Tampa. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on IRT’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to capital allocations, including as to the timing and amount of future dividends. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations, cash flows and performance and those of our residents as well as on the economy and real estate and financial markets; changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; legislative restrictions that may delay or limit collections of past due rents; risks endemic to real estate and the real estate industry generally; the effects of natural and other disasters; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant. For these reasons, as well as others, there can be no assurance that dividends in the future will be equal or similar to the amount of the quarterly dividend described in this press release.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Torres

917-365-7979

IRT@edelman.com

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$13,261	$1,090	$789	$(372)	$23,784
Earnings (loss) per share -- diluted	$0.14	0.01	$0.01	$0.00	$0.26
Rental and other property revenue	$53,923	$54,001	$52,087	$51,156	$51,250
Property operating expenses	$20,138	$22,129	$20,974	$19,737	$19,064
Net operating income	$33,785	$31,872	$31,113	$31,419	$32,186
NOI margin	62.7%	59.0%	59.7%	61.4%	62.8%
Adjusted EBITDA	$28,534	$27,081	$25,643	$24,081	$27,427
CORE FFO per share	$0.22	$0.20	$0.19	$0.19	$0.20
Dividends per share	$0.12	$0.12	$0.12	$0.18	$0.18
CORE FFO payout ratio	54.5%	60.0%	63.2%	94.7%	90.0%
Portfolio Data:
Total gross assets	$1,962,895	$1,914,900	$1,916,424	$1,949,494	$1,841,738
Total number of properties	56	58	58	58	57
Total units	15,667	15,805	15,805	15,805	15,554
Period end occupancy	95.3%	94.4%	93.5%	92.7%	92.5%
Total portfolio average occupancy	95.0%	94.1%	92.9%	92.5%	92.5%
Total portfolio average effective monthly rent, per unit	$1,136	$1,118	$1,108	$1,100	$1,088
Same store period end occupancy (a)	95.3%	94.3%	93.4%	93.1%	92.6%
Same store portfolio average occupancy (a)	94.9%	94.0%	93.1%	92.8%	92.4%
Same store portfolio average effective monthly rent, per unit (a)	$1,117	$1,106	$1,103	$1,094	$1,089
Capitalization:
Total debt	$945,686	$1,004,237	$1,008,911	$1,049,541	$985,572
Common share price, period end	$13.43	$11.59	$11.45	$8.94	$14.08
Market equity capitalization	$1,376,283	$1,107,144	$1,093,822	$853,600	$1,294,545
Total market capitalization	$2,321,969	$2,111,381	$2,102,733	$1,903,141	$2,280,117
Total debt/total gross assets	48.2%	52.4%	52.6%	53.8%	53.5%
Net debt to Adjusted EBITDA (pro forma) (b)	8.2x	9.1x	9.2x	9.0x	8.9x
Interest coverage	3.2x	3.0x	2.8x	2.5x	2.8x
Common shares and OP Units:
Shares outstanding	101,803,762	94,823,806	94,741,146	94,691,806	91,070,637
OP units outstanding	674,517	701,986	789,134	789,134	871,491
Common shares and OP units outstanding	102,478,278	95,525,792	95,530,279	95,480,939	91,942,128
Weighted average common shares and units	95,529,788	95,227,176	95,224,855	91,737,113	91,526,726

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA for the five quarters ended December 31, 2020 was 8.3x, 9.3x, 9.7x, 10.3x, and 8.9x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Assets:
Investments in real estate at cost	$1,916,770	$1,815,754	$1,864,182	$1,856,760	$1,796,365
Less: accumulated depreciation	(208,618)	(194,644)	(187,758)	(172,789)	(158,435)
Investments in real estate, net	1,708,152	1,621,110	1,676,424	1,683,971	1,637,930
Real estate held for sale	—	49,264	—	—	—
Cash and cash equivalents	8,751	9,891	11,652	57,436	9,888
Restricted cash	4,864	7,218	6,509	4,740	4,545
Other assets	12,338	12,945	14,253	10,731	10,380
Derivative assets	—	—	—	—	953
Intangible assets, net	792	—	74	260	410
Total assets	$1,734,897	$1,700,428	$1,708,912	$1,757,138	$1,664,106
Liabilities and Equity:
Indebtedness, net	$945,686	$1,004,237	$1,008,911	$1,049,541	$985,572
Accounts payable and accrued expenses	25,416	34,319	28,748	21,250	25,399
Accrued interest payable	1,976	1,888	1,970	2,099	2,196
Dividends payable	12,257	11,449	11,423	17,128	16,491
Derivative liabilities	29,842	33,453	34,614	30,937	7,769
Other liabilities	6,949	6,736	6,860	7,012	6,922
Total liabilities	1,022,126	1,092,082	1,092,526	1,127,967	1,044,349
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	1,018	948	947	947	911
Additional paid in capital	919,615	820,105	818,719	817,501	765,992
Accumulated other comprehensive income (loss)	(33,822)	(37,688)	(39,099)	(35,750)	(12,099)
Retained earnings (deficit)	(178,751)	(179,834)	(169,585)	(159,045)	(141,525)
Total shareholders' equity	708,060	603,531	610,982	623,653	613,279
Noncontrolling Interests	4,711	4,815	5,404	5,518	6,478
Total equity	712,771	608,346	616,386	629,171	619,757
Total liabilities and equity	$1,734,897	$1,700,428	$1,708,912	$1,757,138	$1,664,106

STATEMENTS OF OPERATIONS, FFO & CORE FFO

TRAILING FIVE QUARTERS

Dollars in thousands, except per share data

	For the Three-Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Revenue:
Rental and other property revenue	$53,923	$54,001	$52,087	$51,156	$51,250
Other revenue	165	199	181	194	178
Total revenue	54,088	54,200	52,268	51,350	51,428
Expenses:
Property operating expenses	20,138	22,129	20,974	19,737	19,064
Property management expenses	2,183	2,078	2,077	2,156	1,950
General and administrative expenses (a)	3,233	2,912	3,574	5,376	2,987
Depreciation and amortization expense	15,396	15,232	15,231	14,828	14,213
Abandoned deal costs	—	—	—	130	—
Casualty losses	300	—	411	—	—
Total expenses	41,250	42,351	42,267	42,227	38,214
Interest expense	(8,872)	(8,917)	(9,202)	(9,497)	(9,873)
Gain on sale (loss on impairment) of real estate assets, net	9,394	(1,840)	—	—	20,679
Net income (loss)	13,360	1,092	799	(374)	24,020
(Income) loss allocated to noncontrolling interests	(99)	(2)	(10)	2	(236)
Net income (loss) available to common shares	$13,261	$1,090	$789	$(372)	$23,784
EPS - basic	$0.14	$0.01	$0.01	$0.00	$0.26
Weighted-average shares outstanding - Basic	94,846,369	94,456,987	94,435,722	90,895,488	90,646,142
EPS - diluted	$0.14	$0.01	$0.01	$0.00	$0.26
Weighted-average shares outstanding - Diluted	95,876,357	95,222,623	95,070,734	90,895,488	91,409,854
Funds From Operations (FFO):
Net Income (loss)	$13,360	$1,092	$799	$(374)	$24,020
Add-Back (Deduct):
Real estate depreciation and amortization	15,316	15,155	15,156	14,725	14,175
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(9,394)	1,840	—	—	(22,862)
FFO	$19,282	$18,087	$15,955	$14,351	$15,333
FFO per share	$0.20	$0.19	$0.17	$0.16	$0.17
CORE Funds From Operations (CFFO):
FFO	$19,282	$18,087	$15,955	$14,351	$15,333
Add-Back (Deduct):
Stock compensation expense (a)	803	901	1,233	2,627	717
Amortization of deferred financing costs	363	362	362	361	370
Other depreciation and amortization	80	77	75	103	38
Abandoned deal costs	—	—	—	130	—
Casualty losses	300	—	411	—	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	—	—	—	2,184
CFFO	$20,828	$19,427	$18,036	$17,572	$18,642
CFFO per share	$0.22	$0.20	$0.19	$0.19	$0.20
Weighted-average shares and units outstanding	95,529,788	95,227,176	95,224,855	91,737,113	91,526,726

(a)	The three-months ended March 31, 2020 included $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 and 2019

Dollars in thousands, except per share data

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental and other property revenue	$53,923	$51,250	$211,167	$202,620
Other revenue	165	178	739	603
Total revenue	54,088	51,428	211,906	203,223
Expenses:
Property operating expenses	20,138	19,064	82,978	79,568
Property management expenses	2,183	1,950	8,494	7,726
General and administrative expenses (a)	3,233	2,987	15,095	12,745
Depreciation and amortization expense	15,396	14,213	60,687	52,815
Abandoned deal costs	—	—	130	—
Casualty losses	300	—	711	—
Total expenses	41,250	38,214	168,095	152,854
Interest expense	(8,872)	(9,873)	(36,488)	(39,226)
Gain on sale (loss on impairment) of real estate assets, net	9,394	20,679	7,554	35,211
Net income (loss)	13,360	24,020	14,877	46,354
(Income) loss allocated to noncontrolling interests	(99)	(236)	(109)	(458)
Net income (loss) available to common shares	$13,261	$23,784	$14,768	$45,896
EPS - basic	$0.14	$0.26	$0.16	$0.51
Weighted-average shares outstanding - Basic	94,846,369	90,646,142	93,660,086	89,799,238
EPS - diluted	$0.14	$0.26	$0.16	$0.51
Weighted-average shares outstanding - Diluted	95,876,357	91,409,854	94,688,440	90,417,486

Funds From Operations (FFO):
Net Income (loss)	$13,360	$24,020	$14,877	$46,354
Adjustments:
Real estate depreciation and amortization	15,316	14,175	60,352	52,482
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(9,394)	(22,862)	(7,554)	(42,628)
Funds From Operations	$19,282	$15,333	$67,675	$56,208
FFO per share	$0.20	$0.17	$0.72	$0.62
Core Funds From Operations (CFFO):
Funds From Operations	$19,282	$15,333	$67,675	$56,208
Adjustments:
Stock compensation expense (a)	803	717	5,564	3,116
Amortization of deferred financing costs	363	370	1,448	1,423
Other depreciation and amortization	80	38	335	333
Abandoned deal costs	—	—	130	—
Casualty losses	300	—	711	—
Debt extinguishment costs included in net gains (losses) on sale of assets	—	2,184	—	7,417
Core Funds From Operations	$20,828	$18,642	$75,863	$68,497
CFFO per share	$0.22	$0.20	$0.80	$0.76
Weighted-average shares and units outstanding	95,529,788	91,526,726	94,430,935	90,680,212

(a)	Included in the year ended December 31, 2020 is $1.7 million of stock compensation expense recorded with respect to stock awards granted during the period to a retirement eligible employee.

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Net income (loss)	$13,360	$1,092	$799	$(374)	$24,020
Add-Back (Deduct):
Depreciation and amortization	15,396	15,232	15,231	14,828	14,213
Interest expense	8,872	8,917	9,202	9,497	9,873
Net loss on impairment (gain on sale) of real estate assets	(9,394)	1,840	—	—	(20,679)
Abandoned deal costs	—	—	—	130	—
Casualty losses	300	—	411	—	—
Adjusted EBITDA	$28,534	$27,081	$25,643	$24,081	$27,427

INTEREST COST:
Interest expense	$8,872	$8,917	$9,202	$9,497	$9,873

INTEREST COVERAGE:	3.2x	3.0x	2.8x	2.5x	2.8x

	For the Three Months Ended December 31,		For the Year Ended December 31,
ADJUSTED EBITDA:	2020	2019	2020	2019
Net income (loss)	$13,360	$24,020	$14,877	$46,354
Add-Back (Deduct):
Depreciation and amortization	15,396	14,213	60,687	52,815
Interest expense	8,872	9,873	36,488	39,226
Net loss on impairment (gain on sale) of real estate assets	(9,394)	(20,679)	(7,554)	(35,211)
Abandoned deal costs	—	—	130	—
Casualty losses	300	—	711	—
Adjusted EBITDA	$28,534	$27,427	$105,339	$103,184

INTEREST COST:
Interest expense	$8,872	$9,873	$36,488	$39,226

INTEREST COVERAGE:	3.2x	2.8x	2.9x	2.6x

SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Revenue:
Rental and other property revenue	$48,391	$47,881	$46,598	$46,344	$45,890
Property Operating Expenses:
Real estate taxes	5,753	6,053	6,076	5,737	5,286
Property insurance	1,122	1,097	1,040	864	945
Personnel expenses	4,410	4,753	4,458	4,199	4,230
Utilities	2,593	2,789	2,448	2,660	2,521
Repairs and maintenance	1,471	2,031	1,621	1,438	1,200
Contract services	1,880	1,911	1,931	1,711	1,698
Advertising expenses	451	554	462	507	497
Other expenses	541	522	471	647	604
Total property operating expenses	18,221	19,710	18,507	17,763	16,981
Same-store net operating income (a)	$30,170	$28,171	$28,091	$28,581	$28,909
Same-store NOI margin	62.3%	58.8%	60.3%	61.7%	63.0%
Average occupancy	94.9%	94.0%	93.1%	92.8%	92.4%
Average effective monthly rent, per unit	$1,117	$1,106	$1,103	$1,094	$1,089
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$30,170	$28,171	$28,091	$28,581	$28,909
Non same-store net operating income	3,615	3,701	3,022	2,838	3,277
Other revenue	165	199	181	194	178
Property management expenses	(2,183)	(2,078)	(2,077)	(2,156)	(1,950)
General and administrative expenses	(3,233)	(2,912)	(3,574)	(5,376)	(2,987)
Depreciation and amortization expense	(15,396)	(15,232)	(15,231)	(14,828)	(14,213)
Abandoned deal costs	—	—	—	(130)	—
Casualty losses	(300)	—	(411)	—	—
Interest expense	(8,872)	(8,917)	(9,202)	(9,497)	(9,873)
Gain on sale (loss on impairment) of real estate assets, net	9,394	(1,840)	—	—	20,679
Net income (loss)	$13,360	$1,092	$799	$(374)	$24,020

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

SAME STORE PORTFOLIO NET OPERATING INCOME

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2020 and 2019

Dollars in thousands, except per unit data

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2020	2019	% change	2020	2019	% change
Revenue:
Rental and other property revenue	$48,391	$45,890	5.4%	$189,214	$182,599	3.6%
Property Operating Expenses:
Real estate taxes	5,753	5,286	8.8%	23,619	22,726	3.9%
Property insurance	1,122	945	18.7%	4,123	3,688	11.8%
Personnel expenses	4,410	4,230	4.3%	17,820	17,179	3.7%
Utilities	2,593	2,521	2.9%	10,490	9,882	6.2%
Repairs and maintenance	1,471	1,200	22.6%	6,561	6,354	3.3%
Contract services	1,880	1,698	10.7%	7,433	6,749	10.1%
Advertising expenses	451	497	-9.3%	1,974	1,930	2.3%
Other expenses	541	604	-10.4%	2,181	2,497	-12.7%
Total property operating expenses	18,221	16,981	7.3%	74,201	71,005	4.5%
Same-store net operating income (a)	$30,170	$28,909	4.4%	$115,013	$111,594	3.1%
Same-store NOI margin	62.3%	63.0%	-0.7%	60.8%	61.1%	-0.3%
Average occupancy	94.9%	92.4%	2.5%	93.7%	93.4%	0.3%
Average effective monthly rent, per unit	$1,117	$1,089	2.6%	$1,105	$1,068	3.4%
Reconciliation of same-store net operating income to net income (loss)
Same-store portfolio net operating income	$30,170	$28,909		$115,013	$111,594
Non same-store net operating income	3,615	3,277		13,176	11,458
Other revenue	165	178		739	603
Property management expenses	(2,183)	(1,950)		(8,494)	(7,726)
General and administrative expenses	(3,233)	(2,987)		(15,095)	(12,745)
Depreciation and amortization expense	(15,396)	(14,213)		(60,687)	(52,815)
Abandoned deal costs	—	—		(130)	—
Casualty losses	(300)	—		(711)	—
Interest expense	(8,872)	(9,873)		(36,488)	(39,226)
Gain on sale (loss on impairment) of real estate assets, net	9,394	20,679		7,554	35,211
Net income (loss)	$13,360	$24,020		$14,877	$46,354

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

NET OPERATING INCOME (NOI) BRIDGE

TRAILING FIVE QUARTERS

Dollars in thousands

	For the Three-Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Rental and other property revenue
Same store (a)	$48,391	$47,881	$46,598	$46,344	$45,890
Non same-store	5,532	6,120	5,489	4,812	5,360
Total rental and other property revenue	53,923	54,001	52,087	51,156	51,250
Property operating expenses
Same store (a)	18,221	19,710	18,507	17,763	16,981
Non same-store	1,917	2,419	2,467	1,974	2,083
Total property operating expenses	20,138	22,129	20,974	19,737	19,064
Net operating income
Same-store (a)	30,170	28,171	28,091	28,581	28,909
Non same-store	3,615	3,701	3,022	2,838	3,277
Total property net operating income	$33,785	$31,872	$31,113	$31,419	$32,186
Reconciliation of NOI to net income (loss)
Total property net operating income	$33,785	$31,872	$31,113	$31,419	$32,186
Other revenue	165	199	181	194	178
Property management expenses	(2,183)	(2,078)	(2,077)	(2,156)	(1,950)
General and administrative expenses	(3,233)	(2,912)	(3,574)	(5,376)	(2,987)
Depreciation and amortization expense	(15,396)	(15,232)	(15,231)	(14,828)	(14,213)
Abandoned deal costs	—	—	—	(130)	—
Casualty losses	(300)	—	(411)	—	—
Interest expense	(8,872)	(8,917)	(9,202)	(9,497)	(9,873)
Gain on sale (loss on impairment) of real estate assets, net	9,394	(1,840)	—	—	20,679
Net income (loss)	$13,360	$1,092	$799	$(374)	$24,020

(a)	Same store portfolio consists of 51 properties, which represent 14,189 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED DECEMBER 31, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$6,805	$6,460	5.3%	$2,316	$2,207	4.9%	$4,489	$4,253	5.5%	96.5%	94.0%	2.5%	$1,239	$1,205	2.8%
Raleigh - Durham, NC	5	1,372	5,131	4,935	4.0%	1,743	1,722	1.2%	3,388	3,213	5.4%	95.5%	92.9%	2.6%	1,212	1,197	1.3%
Memphis, TN	4	1,383	5,081	4,463	13.8%	1,715	1,686	1.7%	3,366	2,777	21.2%	96.1%	89.5%	6.6%	1,193	1,138	4.8%
Louisville, KY	6	1,710	5,291	5,023	5.3%	2,293	1,887	21.5%	2,998	3,136	-4.4%	90.6%	88.1%	2.5%	1,016	999	1.7%
Columbus, OH	6	1,547	4,941	4,707	5.0%	1,942	1,943	-0.1%	2,999	2,764	8.5%	93.1%	92.3%	0.8%	1,076	1,030	4.4%
Oklahoma City, OK	5	1,658	3,570	3,409	4.7%	1,478	1,354	9.2%	2,092	2,055	1.8%	96.2%	95.0%	1.2%	700	677	3.4%
Tampa-St. Petersburg, FL	3	840	3,201	2,816	13.7%	1,332	1,186	12.3%	1,869	1,630	14.7%	95.3%	88.4%	7.0%	1,302	1,199	8.6%
Indianapolis, IN	4	916	3,057	2,853	7.2%	1,286	1,026	25.3%	1,771	1,827	-3.1%	96.1%	94.0%	2.2%	1,065	1,024	4.0%
Dallas, TX	3	734	2,722	2,685	1.4%	1,113	1,035	7.5%	1,609	1,650	-2.5%	95.0%	94.9%	0.1%	1,217	1,207	0.8%
Myrtle Beach, SC - Wilmington, NC	3	628	1,968	1,909	3.1%	627	596	5.2%	1,341	1,313	2.1%	94.8%	91.1%	3.7%	1,052	1,047	0.5%
Charleston, SC	2	518	2,131	2,116	0.7%	916	887	3.3%	1,215	1,229	-1.1%	95.8%	94.2%	1.6%	1,310	1,306	0.3%
Orlando, FL	1	297	1,298	1,295	0.2%	474	459	3.3%	824	836	-1.4%	96.1%	93.7%	2.4%	1,446	1,484	-2.6%
Charlotte, NC	1	208	1,007	1,037	-2.9%	311	314	-1.0%	696	723	-3.7%	96.5%	96.3%	0.2%	1,489	1,565	-4.9%
Asheville, NC	1	252	857	891	-3.8%	249	250	-0.4%	608	641	-5.1%	95.5%	97.1%	-1.7%	1,137	1,168	-2.6%
St. Louis, MO	1	152	718	727	-1.2%	234	245	-4.5%	484	482	0.4%	92.6%	96.7%	-4.1%	1,483	1,463	1.4%
Huntsville, AL	1	178	613	564	8.7%	192	184	4.3%	421	380	10.8%	98.3%	97.9%	0.5%	1,071	994	7.8%
Total/Weighted Average	51	14,189	$48,391	$45,890	5.4%	$18,221	$16,981	7.3%	$30,170	$28,909	4.4%	94.9%	92.4%	2.5%	$1,117	$1,089	2.6%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

TWEVLE MONTHS ENDED DECEMBER 31, 2020

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Atlanta, GA	5	1,796	$26,309	$25,049	5.0%	$9,182	$8,899	3.2%	$17,127	$16,150	6.0%	95.1%	94.2%	0.8%	$1,224	$1,170	4.6%
Raleigh - Durham, NC	5	1,372	20,293	19,538	3.9%	7,093	7,188	-1.3%	13,200	12,350	6.9%	94.2%	93.4%	0.8%	1,207	1,176	2.7%
Memphis, TN	4	1,383	19,106	18,255	4.7%	7,088	6,860	3.3%	12,018	11,395	5.5%	92.0%	91.7%	0.2%	1,168	1,120	4.3%
Louisville, KY	6	1,710	20,709	20,227	2.4%	8,941	8,002	11.7%	11,768	12,225	-3.7%	89.0%	89.7%	-0.7%	1,016	992	2.5%
Columbus, OH	6	1,547	19,322	18,383	5.1%	8,639	7,948	8.7%	10,683	10,435	2.4%	93.2%	92.7%	0.5%	1,052	1,002	5.0%
Oklahoma City, OK	5	1,658	14,202	13,581	4.6%	5,904	5,576	5.9%	8,298	8,005	3.7%	96.0%	95.2%	0.8%	691	669	3.4%
Tampa-St. Petersburg, FL	3	840	12,229	11,679	4.7%	5,134	5,025	2.2%	7,095	6,654	6.6%	91.5%	92.5%	-1.0%	1,268	1,179	7.6%
Indianapolis, IN	4	916	11,889	11,215	6.0%	4,990	4,644	7.5%	6,899	6,571	5.0%	95.4%	94.4%	1.1%	1,047	1,002	4.5%
Dallas, TX	3	734	10,851	10,723	1.2%	4,645	4,499	3.2%	6,206	6,224	-0.3%	95.2%	95.7%	-0.5%	1,213	1,195	1.5%
Myrtle Beach, SC - Wilmington, NC	3	628	7,735	7,702	0.4%	2,589	2,498	3.6%	5,146	5,204	-1.1%	92.8%	93.7%	-0.9%	1,042	1,020	2.2%
Charleston, SC	2	518	8,541	8,358	2.2%	3,789	3,770	0.5%	4,752	4,588	3.6%	94.8%	94.0%	0.8%	1,312	1,295	1.3%
Orlando, FL	1	297	5,191	5,256	-1.2%	1,999	1,887	5.9%	3,192	3,369	-5.3%	95.1%	95.6%	-0.5%	1,471	1,472	-0.1%
Charlotte, NC	1	208	4,050	4,094	-1.1%	1,338	1,391	-3.8%	2,712	2,703	0.3%	94.8%	95.7%	-0.9%	1,512	1,549	-2.4%
Asheville, NC	1	252	3,489	3,494	-0.1%	1,070	1,054	1.5%	2,419	2,440	-0.9%	96.1%	97.0%	-0.9%	1,145	1,140	0.4%
St. Louis, MO	1	152	2,880	2,848	1.1%	1,006	998	0.8%	1,874	1,850	1.3%	95.2%	95.1%	0.1%	1,472	1,490	-1.2%
Huntsville, AL	1	178	2,418	2,197	10.1%	794	766	3.7%	1,624	1,431	13.5%	97.9%	97.8%	0.1%	1,048	964	8.8%
Total/Weighted Average	51	14,189	$189,214	$182,599	3.6%	$74,201	$71,005	4.5%	$115,013	$111,594	3.1%	93.7%	93.4%	0.3%	$1,105	$1,068	3.4%

TOTAL PORTFOLIO NOI EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended December 31, 2020
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	Net Operating Income	% of NOI
Atlanta, GA	6	2,020	$260,863	97.3%	$1,229	$5,010	15.1%
Raleigh - Durham, NC	6	1,690	246,094	95.6%	1,197	4,123	12.4%
Memphis, TN	4	1,383	149,552	96.7%	1,193	3,366	10.1%
Columbus, OH	6	1,547	156,980	92.5%	1,076	2,999	9.0%
Louisville, KY	6	1,710	201,586	91.8%	1,016	2,998	9.0%
Dallas, TX	4	985	140,443	95.9%	1,309	2,455	7.4%
Tampa-St. Petersburg, FL	4	1,104	181,143	94.6%	1,307	2,470	7.4%
Oklahoma City, OK	5	1,658	79,478	96.7%	700	2,092	6.3%
Indianapolis, IN	4	916	91,834	96.6%	1,065	1,770	5.3%
Myrtle Beach, SC - Wilmington, NC	3	628	64,582	94.1%	1,052	1,341	4.0%
Charleston, SC	2	518	80,186	96.0%	1,310	1,215	3.6%
Huntsville, AL	2	599	109,999	97.3%	1,290	838	2.5%
Orlando, FL	1	297	49,112	97.0%	1,446	825	2.5%
Charlotte, NC	1	208	42,304	95.9%	1,489	696	2.1%
Asheville, NC	1	252	28,951	95.4%	1,137	608	1.8%
St. Louis, MO	1	152	33,663	92.8%	1,483	483	1.5%
Total/Weighted Average	56	15,667	$1,916,770	95.3%	$1,136	$33,289	100.0%

VALUE ADD SUMMARY

PROJECT LIFE TO DATE AS OF DECEMBER 31, 2020

								Renovation Costs per Unit (b)
Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)

Ongoing
Crestmont	Lexington, KY	96.2%	208	200	195	151	16.2%	12,328	7,742	20,069	14.7%	9.0%
The Village at Auburn	Atlanta, GA	90.9%	328	298	276	$178	17.0%	$14,500	$2,108	$16,608	14.7%	12.8%
Jamestown	Tampa, FL	86.5%	296	256	262	279	33.6%	15,868	5,161	21,203	21.1%	15.9%
Haverford	Louisville, KY	85.0%	160	136	134	90	10.6%	5,541	798	6,339	19.6%	17.1%
Pointe at Canyon Ridge	Raleigh-Durham, NC	83.4%	494	412	398	174	18.1%	9,114	1,773	10,887	22.9%	19.1%
Oxmoor	Atlanta, GA	82.9%	432	358	325	190	21.2%	16,367	127	16,471	13.9%	13.8%
Schirm Farms	Tampa, FL	80.3%	264	212	204	87	10.2%	7,826	613	8,439	13.4%	12.4%
Arbors River Oaks	Louisville, KY	74.9%	191	143	138	249	21.5%	10,836	561	11,397	27.6%	26.2%
Creekside Corners	Columbus, OH	74.8%	444	332	314	181	19.0%	9,060	1,314	10,374	23.9%	20.9%
Stonebridge Crossing	Memphis, TN	74.6%	500	373	346	142	16.8%	10,452	1,131	11,584	16.3%	14.7%
Brunswick Point	Columbus, OH	70.8%	288	204	196	62	6.3%	6,926	56	6,982	10.7%	10.6%
The Commons at Canal Winchester	Atlanta, GA	67.4%	264	178	158	215	24.6%	10,820	402	11,222	23.8%	23.0%
Vantage at Hillsborough	Memphis, TN	58.9%	348	205	193	173	16.5%	14,301	2,155	16,456	14.5%	12.6%
Lucerne	Atlanta, GA	50.4%	276	139	133	228	20.3%	14,637	634	15,240	18.7%	19.1%
Waterford Landing	Atlanta, GA	43.5%	260	113	108	163	15.5%	8,766	685	9,451	22.3%	20.7%
Avalon Oaks	Columbus, OH	35.3%	235	83	83	267	30.3%	12,173	1,021	13,194	26.3%	24.3%
North Park	Wilmington, NC	34.4%	224	77	74	157	15.4%	8,486	268	8,753	22.2%	21.6%
Total/Weighted Average			5,212	3,719	3,537	$173	18.5%	$11,356	$1,712	$13,068	18.3%	15.9%

Future
Rocky Creek (e)	Tampa, FL	0.0%	264	0	0	-	0.0%	-	-	-	0.0%	0.0%
Thornhill (e)	Raleigh-Durham, NC	0.0%	318	0	0	-	0.0%	-	-	-	0.0%	0.0%
Walnut Hill (e)	Memphis, TN	0.0%	362	0	0	-	0.0%	-	-	-	0.0%	0.0%
Meadows (e)	Louisville, KY	0.0%	400	0	0	-	0.0%	-	-	-	0.0%	0.0%
Lenoxplace (f)	Raleigh-Durham, NC	0.0%	268	0	0	-	0.0%	-	-	-	0.0%	0.0%
Westmont Commons (f)	Asheville, NC	0.0%	252	0	0	-	0.0%	-	-	-	0.0%	0.0%
Total/Weighted Average			1,864	0	0	$-	0.0%	$-	$-	$-	0.0%	0.0%

Grand Total/Weighted Average			7,076	3,719	3,537	$173	18.5%	$11,356	$1,712	$13,068	18.3%	15.9%

(a)

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.

(b)

Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

(c)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)	Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)	We expect to begin renovations at these four properties during the first half of 2021.
(f)	We continue to evaluate market conditions with respect to these two properties.

CAPITAL RECYCLING

Dollars in thousands with respect to Contract Price and Price per Unit

Acquisitions 2020	Market	Units	Acquisition Date	Purchase Price	Price per Unit	Average Rent Per Unit
The Adley at Craig Ranch	Dallas, TX	251	February 11, 2020	$51,204	$204	$1,552
Legacy at Jones Farm	Huntsville, AL	421	December 1, 2020	94,027	$223	1,383
Total		672		$145,231	$216	$1,446

Dispositions 2020	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit
Trails at Signal Mountain	Chattanooga, TN	172	October 27, 2020	$20,000	$116	$989
Live Oak Trace	Baton Rouge, LA	264	November 10, 2020	25,400	96	913
Lakeshore on the Hill	Chattanooga, TN	123	November 23, 2020	14,330	117	1,022
Total		559		$59,730	$107	$960

DEBT SUMMARY AS OF DECEMBER 31, 2020

Dollars in thousands

	Amount	Weighted Average Rate (c)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured credit facility (a)	$184,802	1.6%	Floating	2.4
Unsecured term loans (b)	300,000	1.5%	Floating	3.3
Mortgages	465,092	3.9%	Fixed	3.2
Unamortized deferred financing costs	(4,208)
Total Debt	945,686	2.7%		3.1
Market Equity Capitalization, at period end	1,376,283
Total Capitalization	$2,321,969
(a)

Credit facility total capacity is $350,000, comprised entirely of an unsecured revolving line of credit, of which $184,802 was drawn as of December 31, 2020. The maturity date of borrowings under the revolving line of credit is May 9, 2023.

(b)	Comprised of a $200,000 unsecured term loan with a maturity date of January 17, 2024 and a $100,000 unsecured term loan with a maturity date of November 20, 2024.
(c)

Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during 4Q 2020, after giving effect to the impact of interest rate swaps and collars, was 3.5%.

(d)	As of December 31, 2020, we maintained the following hedges that have effectively fixed a portion of our floating rates debt.
Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$150,000	4/17/2017	6/17/2021	1.1325%	-	-
Collar	$100,000	11/17/2017	11/17/2024	-	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	-	2.25%	2.50%
Forward starting swap	$150,000	6/17/2021	6/17/2026	2.1760%	-	-
Forward starting swap	$150,000	5/17/2022	5/17/2027	0.9850%	-	-

DEBT COVENANT AND UNENCUMBERED ASSET STATS AS OF DECEMBER 31, 2020

Dollars in thousands

Debt Covenant Summary (a)	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	41.3%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.6	Yes
Unsecured leverage ratio	≤ 60%	41.0%	Yes
Unencumbered asset debt service ratio	≥ 1.3x	2.1	Yes
(a)

For a complete listing of all debt covenants along with definitions of each covenant calculation see the Unsecured Credit Facility and Unsecured Term Loan Agreements, which are included as exhibits 10.20, 10.6, and 10.15 of our Form 10-K.

Encumbered & Unencumbered Statistics	Total Units	% of Total	Gross Assets	% of Total	Q4 2020 NOI	% of Total
Unencumbered assets	8,949	57.1%	$1,106,527	56.4%	$16,814	52.8%
Encumbered assets	6,718	42.9%	856,368	43.6%	15,058	47.2%
	15,667	100.0%	$1,962,895	100.0%	$31,872	100.0%

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total debt	$945,686	$1,004,237	$1,008,911	$1,049,541	$985,572
Less: cash and cash equivalents	(8,751)	(9,891)	(11,652)	(57,436)	(9,888)
Total net debt	$936,935	$994,346	$997,259	$992,105	$975,684

Same Store Portfolio Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Total assets	$1,734,897	$1,700,428	$1,708,912	$1,757,138	$1,664,106
Plus: accumulated depreciation	208,618	194,645	187,758	172,789	158,435
Plus: accumulated amortization	19,380	19,827	19,754	19,567	19,197
Total gross assets	$1,962,895	$1,914,900	$1,916,424	$1,949,494	$1,841,738